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                                                                  EXHIBIT 3.2

                                    BYLAWS
                         UNITED PANAM FINANCIAL CORP.,
                            a Delaware corporation

                                   ARTICLE I

                                    OFFICES

     SECTION 1.1 REGISTERED OFFICE. United PanAm Financial Corp. (the "Corporation") shall at all times maintain a registered office in the State of Delaware, which, except as otherwise determined by the Board of Directors of the Corporation (the "Board of Directors"), shall be in the City of Dover, County of Kent.

     SECTION 1.2 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.


                                  ARTICLE II

                                 STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     SECTION 2.2 SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation's Common Stock (the "Common Stock") as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called for any purpose or purposes at any time by a majority of the Board of Directors, by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chairman of the Board, the Chief Executive Officer or the President upon the written request of the holders of not less than twenty-five percent (25%) of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

     SECTION 2.3 NOTICE OF MEETINGS. Notice stating the place, day and hour of the meeting of stockholders and the purpose or purposes for which the meeting is called shall be given by delivering personally or by mailing a written or printed notice of the same, at the direction of the Chairman of the Board, the President, Secretary or the directors calling the meeting, not less than ten
(10) nor more than sixty (60) days prior to the date of the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears

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on the records of the Corporation. When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 2.4 ADJOURNMENTS. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and, except as provided by Section 2.3 of these Bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

     SECTION 2.5 QUORUM. At each meeting of stockholders, except where otherwise provided by law, the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present or represented at the meeting may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.4 of these Bylaws until a quorum shall attend. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 2.6 VOTING BY THE CORPORATION. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

     SECTION 2.7 CONDUCT OF MEETINGS. Meetings of the stockholders shall be conducted in accordance with Delaware law unless otherwise prescribed by these Bylaws. The Chairman of the Board, or in the absence of the Chairman of the Board, the highest ranking officer of the Corporation who is present, or such other person as the Board of Directors shall have designated, shall call to order any meeting of the stockholders and shall act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the stockholders, unless otherwise prescribed

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by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of business and the procedure at the meeting.

     SECTION 2.8 VOTING OF SHARES. Unless otherwise provided in the Certificate of Incorporation or the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his or her name on the books of the Corporation. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. At all meetings of stockholders for the election of directors or otherwise, all elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at the meeting.

     Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote. Stockholders shall not be entitled to cumulate their votes for the election of directors.

     SECTION 2.9 PROXIES. A stockholder may vote the shares owned by him of record either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or his duly authorized attorney-in-fact. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     SECTION 2.10 FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or at any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of stockholders, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of stockholders nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at the meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders

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for any other purpose shall be at the close of business on the day on which the
Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 2.11 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary of the Corporation, or such other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock transfer books of the Corporation shall constitute the only evidence as to the stockholders entitled to examine such list or the stock transfer books, or to vote in person or by proxy at the meeting.

     SECTION 2.12 INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or any adjournment thereof. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares present in person or represented by proxy at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the chairman of the meeting at the meeting.

     The duties of the inspectors of election shall include: (i) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receiving votes, ballots, or consents;
(iii) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (iv) counting and tabulating all votes or consents; (v) determining the election results; and (vi) such other acts that may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 2.13 VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in

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whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 2.14 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 2.15 STOCKHOLDER PROPOSALS. At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting: (i) by, or at the direction of, a majority of the Board of Directors; (ii) by the Chairman of the Board; or
(iii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.15. For a proposal to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or received at the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the proposal to be made; (ii) the name and address of the stockholder making such proposal; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to move such proposal; (iv) the class and number of shares of the Corporation which are owned of record by such stockholder; and (v) a description of any material interest (other than proportionately, as a stockholder) of such stockholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.15.

     Any such proposal may be deemed out of order and need not be discussed, considered, acted or voted upon or laid over for action at any meeting of stockholders if the Chairman of the Board (or

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such other officer of the Corporation presiding at such meeting of stockholders)
determines that such proposal was not delivered in compliance with these Bylaws or that such proposal deals or relates to: (i) any action or matter that, if taken or effected by the Corporation, would be in violation of, or contrary to, any applicable law or regulation or would result in a breach or violation by the Corporation of any contractual obligation; (ii) any action or matter that is impossible or beyond the Corporation's power to take or effect; (iii) any action or matter that is not a proper subject for action by the stockholders of the Corporation; (iv) any action or matter involving or relating to the conduct of the ordinary business of the Corporation; (v) any action or matter that is substantially duplicative of, or counter to, any business or proposal that is to be considered at such meeting of stockholders; (vi) any action or matter that has been rendered moot; or (vii) the redress of a personal claim or grievance against the Corporation or any other person or entity, or any action or matter that is designed to result in a benefit to the stockholder or to further a personal interest, which benefit or interest is not shared with stockholders of the Corporation at large.

     SECTION 2.16 STOCKHOLDER ACTION. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be taken by written consent.


                                  ARTICLE III

                              BOARD OF DIRECTORS

     SECTION 3.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or in the Certificate of Incorporation.

     SECTION 3.2 NUMBER OF DIRECTORS. Except as may be provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than five (5) nor more than fifteen (15), divided into three classes as nearly equal in number as possible. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.

     SECTION 3.3 ELECTION AND TERM OF OFFICE. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, each director shall serve for a term ending on the third annual meeting following the annual meeting of stockholders at which such director was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office in the manner provided for in Section
3.14 of these Bylaws; provided, however,

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that the directors first appointed to Class I of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of stockholders next following the end of the calendar year 1997; the directors first appointed to Class II of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of stockholders next following the end of the calendar year 1998; and the directors first appointed to Class III of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of stockholders next following the end of the calendar year 1999.

     SECTION 3.4 ELECTION OF CHAIRMAN. At the meeting of the Board of Directors immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors then in office. Such Chairman of the Board shall hold office until the corresponding meeting of the Board of Directors in the next year and until his or her successor shall have been elected or until his or her earlier death, resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

     SECTION 3.5 VACANCIES AND ADDITIONAL DIRECTORSHIPS. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation or removal shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, or, in the event of the failure of the directors or the sole director so to act, by the stockholders at the next election of directors. Newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with this Section
3.5 shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which such director has been elected expires and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

     SECTION 3.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and, if so determined, notice thereof need not be given.

     SECTION 3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or by a majority of directors then in office. Reasonable notice thereof shall be given by the person or persons calling the meeting.

     SECTION 3.8 TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee thereof, as the case may be, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

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     SECTION 3.9  QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for purposes of the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

     SECTION 3.10 REGISTERING DISSENT. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.11 CONDUCT OF MEETINGS. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the Chief Executive Office or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 3.12 ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee thereof.

     SECTION 3.13 COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors.

     SECTION 3.14 REMOVAL. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, at an annual meeting of stockholders or at a special meeting of stockholders called expressly for that purpose, a director may be removed only for cause and only by a vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote in an election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

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     SECTION 3.15 RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

     SECTION 3.16 NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in this Section 3.16 shall be eligible for election as directors. The Board of Directors or, at the discretion of the Board, a committee of the Board of Directors appointed for that purpose, shall act as a nominating committee for selecting the Board of Director's nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of the Board of Director's nominee, the nominating committee shall deliver written nominations to the Secretary of the Corporation at least twenty (20) days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in accordance with the following. Nominations for directors may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or received at the principal executive offices of the Corporation not less than twenty (20) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; and (c) such person's written consent to serving as a director, if elected; and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder; and (b) the class and number of shares of the Corporation which are owned of record by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholders' notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

                                  ARTICLE IV

                                  COMMITTEES

     SECTION 4.1 COMMITTEES. The Board of Directors may by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member

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at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they, constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided for in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority to: (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all, or substantially all, of the Corporation's property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution; (v) remove or indemnify directors; or (vi) amend these Bylaws; provided, further, that unless the resolution of the Board of Directors designating such committee expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 4.2 COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business, and in the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.


                                   ARTICLE V

                                   OFFICERS

     SECTION 5.1 OFFICERS; ELECTION. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President, a Chief Executive Officer and a Secretary, and it may, if it so determines, designate the Chairman of the Board as an officer. The Board of Directors may also elect one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the business of the Corporation may require, and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

     SECTION 5.2 TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of

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

Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal, other than for cause, shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer by the Board of Directors shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 5.3 POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of stockholders, the Board of Directors and any committees in a book to be kept for that purpose and shall have custody of the corporate seal of the Corporation with the authority to affix such seal to any instrument requiring it. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.


                                  ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                     EMPLOYEES AND OTHER CORPORATE AGENTS

     SECTION 6.1 RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or officer of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, if the settlement is approved in advance by the Corporation) actually and reasonably incurred or suffered by such person in connection therewith if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 of this Article VI, the Corporation shall indemnify such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that any such expenses shall only be paid upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This
Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article VI.

     SECTION 6.2  DETERMINATION OF ELIGIBILITY. Any indemnification under this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law. Such determination shall be made: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iii) by a majority vote of the stockholders.

     SECTION 6.3 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, or if applicable, whatever time is reasonably necessary for the Corporation to complete an investigation of such claim, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper into the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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

     SECTION 6.4 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement or contract, vote of stockholders or of the disinterested members of the Board of Directors of the Corporation or otherwise.

     SECTION 6.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VII

                                     STOCK

     SECTION 7.1 CERTIFICATES. Certificates representing shares of the capital stock of the Corporation shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (i) that the Corporation is organized under the laws of the State of Delaware; (ii) the name of the person to whom issued; (iii) the number and class of shares and the designation of the series, if any, which such certificate represents; and (iv) the par value of each share represented by such certificate, or a statement that such shares are without par value.

     SECTION 7.2 TRANSFERS. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

     Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     SECTION 7.3 REGISTERED OWNER. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as provided in this
Section 7.3 or as required by the laws of the State of Delaware. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth: (i) the classification of stockholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholders making the certification.

     SECTION 7.4 MUTILATED, LOST OR DESTROYED CERTIFICATES. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

     SECTION 7.5 FRACTIONAL SHARES OR SCRIP. The Corporation may: (i) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (ii) arrange for the disposition of fractional interests by those entitled thereto; (iii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (iv) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     SECTION 7.6 SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

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

     SECTION 8.2 SEAL. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     SECTION 8.3 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Unless either proper notice of a meeting of the Board of Directors, or any committee thereof, has been given, where required by law, by the Certificate of Incorporation or by these Bylaws, or else the persons entitled thereto have waived such notice (either in writing or by attendance as set forth above), any business transacted at such meeting shall be null and void.

     SECTION 8.4 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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

     SECTION 8.5 AMENDMENT OF BYLAWS. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of sixty percent (60%) or more of the entire Board of Directors or by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of stock of the Corporation entitled to vote thereon.

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